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                                                                   Exhibit 23.02


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-31094) pertaining to the Intersil Corporation 1999 Equity Compensation Plan and Intersil Corporation Employee Stock Purchase Plan,
(Form S-8 No. 333-50718) pertaining to the SiCOM, Inc. 1985 Incentive Stock Option Plan, SiCOM, Inc. 1996 Equity Incentive Plan and Option Issued to Robert
W. Putnam, (Form S-8 No. 333-50722) pertaining to the Employee Stock Option Plan of No Wires Needed B.V., (Form S-8 No. 333-65804) pertaining to the Intersil Corporation 1999 Equity Compensation Plan, (Form S-4 No. 333-35052) and
(Form S-4 No. 333-46984) of Intersil Corporation and in the related Prospectuses of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Intersil Corporation included in this Annual Report (Form 10-K) for the year ended December 28, 2001.


/s/ Ernst & Young LLP
--------------------------
Jacksonville, Florida
March 5, 2002